UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This filing consists of an article published in a newsletter prepared by Aquila, Inc. and mailed to its Missouri electric employees on March 12, 2007.

As we see it...

2007 is a transition year

By Jim Alberts, Vice President, Central Services; Scott Heidtbrink, Vice President, Power Generation and Energy Resources; and Ivan Vancas, Operating Vice President, Missouri Electric

In the near future an announcement will be made on the final structure of the transition teams that will develop the detailed plans and set the foundation for integrating Aquila into Great Plains Energy and Black Hills. Employees from all three companies will work side by side for the good of shareholders, customers and employees. While this integration work is going on, it is important for all of us to remember that we have an obligation and responsibility to continue to provide our customers the high-quality service they have come to know and expect.

Whether you work on a transition team or perform your normal job duties, doing your best each and every day will be critical to our collective success. Both Great Plains and Black Hills understand that they are acquiring a quality business and a quality team, and we need to continue to deliver that level of service.

There are some guidelines that all of us need to keep in mind over the next year or so until the transaction receives all necessary approvals and closes:

•      We are obligated and required to operate our business in the ordinary course and consistent with good utility practice

•      Great Plains, Aquila and Black Hills are competitors until the transaction closes so we have to be cautious about how we work together during the transition and make sure that we remain independent companies.

•      A process will be put in place to receive questions and requests for information from Great Plains and Black Hills and to respond to those requests. Any information sharing should follow the process that will be announced soon.

•      Visits to our facilities or meetings with our employees should be cleared through Aquila’s transition team members, who will be announced soon.

•      We will share more information in the near future. In the meantime, if you receive an information or meeting request or have questions or concerns, please contact any one of us.

We know and respect that there is some uncertainty and concern about the future, and that’s why we are committed to keeping you informed and updated to the best of our ability. You will have an opportunity to meet representatives from Great Plains and Black Hills in the near future and periodically through the coming year.

Thank you for your commitment and keep up the great work!

Additional Information and Where to Find It

In connection with the merger of Aquila with a subsidiary of Great Plains, Great Plains intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS, AQUILA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains or Aquila with the Securities and Exchange Commission (“SEC”), may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains by directing a request to Great Plains at: Great Plains Energy, 1201 Walnut, Kansas City, MO, 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting us at: Aquila, 20 West Ninth Street, Kansas City, Mo, 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains and their ownership of Great Plains common stock is set forth in Great Plains’ Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006. Information regarding our directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and the proxy statement for Aquila’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.